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                                                                  Exhibit 10

                  AMENDMENT TO CONTINENTAL-PACIFIC AGREEMENT

     Continental Casualty Company ("Continental") and Pacific Indemnity Company

("Pacific"), having previously entered into an Agreement between them dated

October 12, 1993 ("the Continental-Pacific Agreement"), hereby amend said

Agreement in the following respect only, all other terms of the

Continental-Pacific Agreement remaining in full force and effect.

     Section 3.2 of the Continental-Pacific Agreement is deleted, and the following is substituted therefor:

          Section 3.2. On or before 30 days from the execution of this Agreement, Pacific shall make available to Continental $635,220,000 as Pacific's share of all Unsettled Present Claims and Presently Settled Claims, excluding amounts paid prior to August 22, 1993 (which amounts are to be shared pursuant to Section 2.1-2.4). Continental may, upon presentation to Pacific of a billing statement, draw down portions of this amount as the need arises to pay approximately 35.29% of the indemnity costs expended to resolve Unsettled Present Claims and Presently Settled Claims. Pacific shall make payment to Continental promptly upon receipt of such billing statement. Interest shall accrue to Continental's benefit on the undrawn balance of the $635,200,000 commencing on October 30, 1993 and running through February 28, 1995 at the rate of interest paid on United States one-year Treasury Bills on October 29, 1993, and commencing on March 1, 1995 at the rate of interest of 100 basis points above the rate of interest paid on United States five-year Treasury Notes on March 1, 1995 according to the Bloomberg Generic Pricing Source as quoted by Bloomberg L.P., Select Current Five Year U.S. Treasury, New York Close, Mid Price, Historical Yield Table. Interest on the undrawn balance shall be payable quarterly beginning on June 1, 1995 and shall be computed based on the actual number of days elapsed since the date of the last quarterly interest payment divided by the actual number of days in the calendar year in which the

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          interest is paid.  Interest shall be paid on the amounts
          listed in the billing statement from the date of the last quarterly interest payment through and including the day prior to the business day that immediately available funds for such amounts are received by Continental. If Pacific notifies Continental by 10:00 a.m. CST by confirmed telecopy to (312) 822-4175, Attention: Short Term Money Desk that Continental will receive payment that business day for the amounts listed in the billing statement, and such interest is in fact paid that day, interest will cease accruing on such amounts as of that business day. If Pacific notifies Continental after 10:00 a.m. CST by confirmed telecopy to
          (312) 822-4175, Attention: Short Term Money Desk that Continental will receive payment that day for the amounts listed in the billing statement, and such interest is in fact paid that day, interest will cease accruing on such amounts as of the next business day. Pacific may at its option pre-pay the undrawn balance of the $635,220,000, plus accrued interest thereon, to Continental at any time with no pre-payment penalty. Subject to Section 3.5, Pacific's payment of the $635,220,000, plus accrued interest, is fixed and not dependent upon the amount necessary for Continental to resolve the Unsettled Present Claims and Presently Settled Claims. On March 1, 2000 Pacific shall pay to Continental any undrawn balance remaining on that date together with accrued interest thereon.

     IN WITNESS WHEREOF, this amendment has been executed as of the date set forth below by the parties hereto, thereunder duly authorized.

Dated:    February 27, 1995

                                       CONTINENTAL CASUALTY COMPANY

                                       BY: /s/ Laurens F. Terry
                                           ------------------------
                                            Vice President

                                       PACIFIC INDEMNITY COMPANY

                                       BY: /s/ John J. Degnan
                                           ------------------------
                                            Sr. Vice President